Exhibit 10.3
THIS WARRANT (THIS “WARRANT”) AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE OR SOLD UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER OR SALE. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE TRANSFERRED OR ASSIGNED TO ANY PERSON EXCEPT IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS.
WARRANT
TO PURCHASE COMMON STOCK
OF
ECHO THERAPEUTICS, INC.

Issue Date: March 24, 2008	Warrant No.
     THIS WARRANT of ECHO THERAPEUTICS, INC., a Minnesota corporation (the “Company”), certifies that                     ., a                      company, and its successors and permitted assigns (the “Holder”), has the right to purchase up to                       shares (such shares, the number of which may be adjusted hereunder, are referred to herein as the “Warrant Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The per share purchase price payable by the Holder for the Warrant Shares shall be $2.00 (such price, as may be adjusted hereunder, is referred to herein as the “Exercise Price”). The Holder may exercise this Warrant at any time and from time to time beginning on the Issue Date and ending at 5:00 p.m., New York City time, on the fifth anniversary of the Issue Date or, if such day is not a Business Day, on the next succeeding Business Day.
     This Warrant has been issued pursuant to a Securities Purchase and Loan Agreement, dated as of the date hereof (the “Securities Purchase Agreement”), by and between the Company and the Holder.

     1. DEFINITIONS.
     (a) Defined Terms. The following terms shall apply to this Warrant:
          “Assumed Variable Market Price” has the meaning set forth in Section 4(d)(ii)(B) of this Warrant.
          “Cash Exercise” and “Cashless Exercise” have the respective meanings set forth in Section 2(c) of this Warrant.
          “Common Stock” has the meaning set forth in the preamble to this Warrant.
          “Company” has the meaning set forth in the preamble to this Warrant.
          “Convertible Securities” means any stock or securities (other than Options) of the Company convertible into or exercisable or exchangeable for Common Stock.
          “Delivery Date” has the meaning set forth in Section 3(a) of this Warrant.
          “Determination Date” has the meaning set forth in Section 4(b) of this Warrant.
          “Dilutive Issuance” has the meaning set forth in Section 4(d)(i) of this Warrant.
          “Dispute Procedure” has the meaning set forth in Section 2(b) of this Warrant.
          “Distribution”, “Distribution Date” and Distribution Notice” have the respective meanings set forth in Section4(b) of this Warrant.
          “Distribution Per Share Value” means, with respect to a Distribution, the aggregate fair market value of the assets to be so distributed divided by the number of shares of Common Stock as to which such Distribution is to be made. For purposes of this definition, the fair market value of any distributed assets shall be the value agreed to by the Company and the Holder in good faith. If the Company and the Holder are unable to agree on such fair market value within three Business Days, the Company shall submit such dispute to an independent investment banking firm of national reputation reasonably acceptable to the Holder, and shall cause such investment banking firm to perform such determination and notify the Company and the Holder of the results of determination no later than five Business Days from the time such dispute was submitted to it by the Company. Such investment bank’s determination shall be deemed conclusive absent manifest error. The fees of any such investment bank shall be borne by the party whose calculations were most at variance with those of such investment bank.
          “DTC” has the meaning set forth in Section 3(b) of this Warrant.
          “Excluded Securities” means (i) issuances of shares of Common Stock or Options to employees, officers, directors or consultants of the Company duly approved by a majority of the disinterested members of the Board of Directors or a majority of the disinterested members of a committee of the Board of Directors established for such purpose; (ii) issuances of securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the Issue Date, provided that such securities have not been amended since the Issue Date to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities; (iii) securities issued at fair market value in connection with acquisitions or strategic transactions approved by a majority of the disinterested members of the Board of Directors, but not including a transaction with an entity whose primary business is investing in securities or a transaction, the primary purpose of which is to raise capital; (iv) the exercise of this Warrant or any portion hereof; (v) the issuance of securities at fair market value pursuant to any equipment financing or commercial business arrangement with one or more banks or similar financial or lending institutions approved by the Board of Directors to the extent such issuances do not, in the aggregate, exceed two percent (2%) of the issued and outstanding shares of Common Stock on the date hereof; (vi) the issuance of any shares of Common Stock or Convertible Securities as payment of interest in connection with the Company’s 8% Senior Convertible Promissory Notes, due February 12, 2011, in accordance with the terms of such notes as in effect as of the Execution Date; (vii) securities issued in any transaction that is approved in writing by the Holder; and (viii) shares of Common Stock issued in connection with any subdivision of Common Stock covered by Section 4(a).
          “Exercise Date” has the meaning set forth in Section 2(a) of this Warrant.
          “Exercise Default” has the meaning set forth in Section 3(c) of this Warrant.
          “Exercise Notice” has the meaning set forth in Section 2(a) of this Warrant.
          “Exercise Price” has the meaning set forth in the preamble to this Warrant.
          “Holder” has the meaning set forth in the preamble to this Warrant.
          “Issue Date” means the Issue Date set forth on the front page of this Warrant.
          “Major Transaction” means the existence, occurrence or public announcement of, or entering into an agreement contemplating, a merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be changed into, or exchanged or tendered for, the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity, or the Company shall sell all or substantially all of its assets. A subdivision or combination of Common Stock that is covered by Section 4(a) shall not constitute a “Major Transaction”.
          “Market Price” means, as of a particular date, the highest daily VWAP during the period of 20 consecutive Trading Days occurring immediately prior to (but not including) such date.
          “Options” means any rights, warrants or options to subscribe for, purchase or receive Common Stock or Convertible Securities.

          “Record Date” has the meaning set forth in Section 4(b) of this Warrant.
          “Securities Purchase Agreement” has the meaning set forth in the preamble to this Warrant.
          “VWAP” means, with respect to a Trading Day, the volume weighted average price of the Common Stock for such Trading Day on the Principal Market as reported by Bloomberg Financial Markets or, if Bloomberg Financial Markets is not then reporting such prices, by a comparable reporting service of national reputation selected by the Company and reasonably satisfactory to the Holder. If VWAP cannot be calculated for the Common Stock on such Trading Day on the foregoing bases, then the Company shall, at its sole cost and expense, submit such calculation to an independent investment banking firm of national reputation reasonably acceptable to the Holder, and shall cause such investment banking firm to perform such determination and notify the Company and the Holder of the results of determination no later than five Business Days from the time such calculation was submitted to it by the Company.
          “Warrant Shares” has the meaning set forth in the preamble to this Warrant.
     (b) Terms Defined in the Securities Purchase Agreement. Any capitalized term used but not defined herein has the meaning specified in the Securities Purchase Agreement.
     (c) Usage. All definitions contained in this Warrant are equally applicable to the singular and plural forms of the terms defined. The words “hereof”, “herein” and “hereunder” and words of similar import refer to this Warrant as a whole and not to any particular provision of this Warrant.
2. EXERCISE OF WARRANT.
     (a) Exercise Notice. In order to exercise this Warrant, the Holder shall (i) deliver to the Company a completed exercise notice in the form attached hereto as Exhibit A (the “Exercise Notice”) and (ii) pay the Exercise Price in accordance with Section 2(c). The Holder shall promptly thereafter deliver this Warrant to the Company for cancellation (and replacement with a new Warrant if exercised in part) pursuant to Section 2(e). The Holder shall be deemed to have exercised this Warrant on the date (the “Exercise Date”) on which the applicable Exercise Notice was deemed delivered under Section 5(b).
     (b) Disputes. In the case of a dispute as to the calculation of the Exercise Price or the number of Warrant Shares issuable hereunder (including, without limitation, the calculation of any adjustment pursuant to Section 4), the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and shall submit the disputed calculations to a certified public accounting firm of national recognition (other than the Company’s independent accountants and reasonably acceptable to the Holder) within three Business Days following the applicable Exercise Date. The Company shall use its best efforts to cause such accountant to calculate the Exercise Price and/or the number of Warrant Shares issuable hereunder and to notify the Company and the Holder of the results in writing no later than three Business Days following the day on which such accountant received the disputed calculations (the “Dispute Procedure”). Such accountant’s calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.
     (c) Payment of Exercise Price; Cashless Exercise. The Holder may pay the Exercise Price in either of the following forms or, at the election of Holder, a combination thereof:
          (i) through a cash exercise (a “Cash Exercise”) by delivering immediately available funds, or
          (ii) if an effective Registration Statement is not available for the resale of all of the Warrant Shares issuable hereunder at the time an Exercise Notice is delivered to the Company, through a cashless exercise (a “Cashless Exercise”), as hereinafter provided. The Holder may effect a Cashless Exercise by surrendering this Warrant to the Company and noting on the Exercise Notice that the Holder wishes to effect a Cashless Exercise, upon which the Company shall issue to the Holder the number of Warrant Shares determined as follows:

where:	A =	the number of Warrant Shares to be issued to the Holder in such Cashless Exercise.

	B =	the number of Warrant Shares subject to such Cashless Exercise.

	C =	the Market Price as of the Exercise Date.

	D =	the Exercise Price as of the Exercise Date.
For purposes of Rule 144, it is intended and acknowledged that the Warrant Shares issued in a Cashless Exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares required by Rule 144 shall be deemed to have been commenced, on the Issue Date.
     (d) Holder of Record. The Holder shall, for all purposes, be deemed to have become the holder of record of the Warrant Shares specified in an Exercise Notice on the Exercise Date specified therein, irrespective of the date of delivery of such Warrant Shares. Except as specifically provided herein, nothing in this Warrant shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company prior to the Exercise Date.
     (e) Cancellation or Replacement of Warrant. This Warrant shall be canceled upon its exercise and, if this Warrant is exercised in part, the Company shall, at the time that it delivers Warrant Shares to the Holder pursuant to such exercise as provided herein, issue a new warrant, and deliver to the Holder a certificate representing such new warrant, with terms identical in all respects to this Warrant (except that such new warrant shall be exercisable into the number of shares of Common Stock with respect to which this Warrant shall remain unexercised); provided, however, that the Holder shall be entitled to exercise all or any portion of such new warrant at any time following the time at which this Warrant is exercised, regardless of whether the Company has actually issued such new warrant or delivered to the Holder a certificate therefor.
     (f) Exercise Limitation. Notwithstanding any provision herein to the contrary, the Holder shall not be permitted to exercise this Warrant if, upon such exercise, the number of shares of Common Stock beneficially owned by the Holder (other than shares which may be deemed beneficially owned except for being subject to a limitation on exercise or exercise analogous to the limitation contained in this Section 2(f)), would exceed 9.9% of the number of shares of Common Stock then issued and outstanding, it being the intent of the Company and the Holder that the Holder not be deemed at any time to have the power to vote or dispose of greater than 9.9% of the number of shares of Common Stock issued and outstanding at any time. Nothing contained herein shall be deemed to restrict the right of the Holder to exercise this Warrant at such time as such exercise will not violate the provisions of this Section 2(f). As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act. The holders of Common Stock are to be deemed third-party beneficiaries of the limitation imposed hereby and, accordingly, this Section 2(f) may not be amended without the consent of the holders of a majority of the shares of Common Stock then outstanding; provided, however, that the Holder shall have the right, upon 60 days’ prior written notice to the Company, to waive the provisions of this Section 2(f) without obtaining such consent.
     3. DELIVERY OF WARRANT SHARES.
          (a) Delivery Date. With respect to a Cash Exercise, the Company shall deliver the Warrant Shares subject to such exercise no later than the close of business on the later to occur of (i) the third Business Day following the Exercise Date set forth in such Exercise Notice and (ii) the date on which the Company has received payment of the applicable Exercise Price. With respect to a Cashless Exercise, the Company shall deliver the Warrant Shares subject to such exercise no later than the close of business on the third Business Day following the Exercise Date set forth in such Exercise Notice. With respect to Warrant Shares that are the subject of a Dispute Procedure, the Company shall deliver the Warrant Shares required to be delivered (if any) no later than the close of business on the third Business Day following the resolution of such dispute pursuant to Section 2(b). Each of the delivery dates specified in this Section 3(a) is referred to herein as a “Delivery Date”.
          (b) Method of Delivery. The Company or its designated transfer agent (the “Transfer Agent”) shall effect delivery of Warrant Shares in accordance with the method of delivery selected by the Holder in its Exercise Notice. If the Holder selects delivery through the Depository Trust Company (“DTC”), then the Company shall issue and deliver such shares to the Holder’s DTC account specified on such Exercise Notice via the Deposit Withdrawal Agent Commission System. In the event that any Warrant Shares are restricted and may not be delivered in accordance with the preceding sentence, or if the Holder as selected delivery of physical certificates in its Exercise Notice, the Company shall issue and deliver (by hand or overnight courier only) to the Holder or its nominee physical certificates representing such Warrant Shares, and such certificates shall not contain any restrictive legend unless required under the Securities Purchase Agreement.
          (c) Failure to Deliver. In the event that the Company (i) fails for any reason (other than as a result of the Holder’s failure, in the case of a Cash Exercise, to pay the applicable Exercise Price for the Warrant Shares) to deliver Warrant Shares to the Holder as and when required under Sections 3(a) and 3(b), or (ii) fails to remove any restrictive legend from any outstanding Warrant Shares at the request of the Holder as and when required under the Securities Purchase Agreement (either such failure being referred to herein as an “Exercise Default”), the Holder shall have the right to receive from the Company an amount equal to (x) (N/365) multiplied by (y) the aggregate Market Price of the Warrant Shares (calculated as of the date on which the applicable Exercise Notice was delivered) which are the subject of such Exercise Default multiplied by (z) the lower of eighteen percent (18%) and the maximum rate permitted by applicable Governmental Requirements, where “N” equals the number of days elapsed between (1) the date on which such Exercise Default first occurred and (2) the date on which such Exercise Default is finally cured. Amounts payable under the preceding sentence shall be paid to the Holder in immediately available funds on or before the second Business Day following written notice from the Holder to the Company specifying the amount owed to it by the Company. In the event that shares of Common Stock are purchased by or on behalf of the Holder in order to make delivery on a sale effected in anticipation of receiving Warrant Shares upon an exercise, the Holder shall have the right to receive from the Company, in addition to the foregoing amounts, (i) the aggregate amount paid by or on behalf of the Holder for such shares of Common Stock minus (ii) the aggregate amount of the net proceeds, if any, received by the Holder from the sale of the Warrant Shares if and when delivered to the Holder. In addition to the foregoing rights arising upon an Exercise Default, the Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).
     4. ANTI-DILUTION ADJUSTMENTS; DISTRIBUTIONS; OTHER EVENTS.
     The Exercise Price and the number of Warrant Shares issuable hereunder shall be subject to adjustment from time to time as provided in this Section 4.
          (a) Subdivision or Combination of Common Stock. If the Company, at any time after the Issue Date, subdivides (by any stock split, stock dividend or similar transaction) its shares of Common Stock into a greater number of shares, then after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time after the Issue Date, combines (by reverse stock split or similar transaction) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionally increased.
          (b) Distributions. If, at any time after the Issue Date, the Company declares or makes any distribution of cash or any other assets (or rights to acquire such assets) to holders of Common Stock, including without limitation any dividend or distribution to the Company’s stockholders in shares (or rights to acquire shares) of capital stock of a subsidiary (a

     “Distribution”), the Company shall deliver written notice of such Distribution (a “Distribution Notice”) to the Holder at least fifteen (15) days prior to the earlier to occur of (i) the record date for determining stockholders entitled to such Distribution (the “Record Date”) and (ii) the date on which such Distribution is made (the “Distribution Date”) (the earlier of such dates being referred to as the “Determination Date”). Upon receipt of the Distribution Notice, the Holder shall promptly (but in no event later than three Business Days) notify the Company whether it has elected (A) to receive the same amount and type of assets (including, without limitation, cash) being distributed as though the Holder were, on the Determination Date, a holder of a number of shares of Common Stock into which this Warrant is exercisable as of such Determination Date (such number of shares to be determined without giving effect to any limitations on such exercise) or (B) upon any exercise of this Warrant on or after the Distribution Date, to reduce the Exercise Price in effect on the Business Day immediately preceding the Record Date (such date being deemed the Exercise Date for purposes hereof) by an amount equal to the Distribution Per Share Value. Upon receipt of such election notice from the Holder, the Company shall timely effectuate the transaction or adjustment contemplated in the foregoing clauses (A) or (B), as applicable. If the Holder does not notify the Company of its election pursuant to the preceding sentence on or prior to the Determination Date, the Holder shall be deemed to have elected clause (A) of the preceding sentence.
          (c) Convertible Securities; Options. If, at any time after the Issue Date, the Company issues Convertible Securities or Options to the record holders of the Common Stock, whether or not such Convertible Securities or Options are immediately convertible, exercisable or exchangeable, then the Holders shall be entitled, upon any exercise of this Warrant on or after the date of record for determining stockholders entitled to receive such Convertible Securities or Options (or if no such record is taken, the date on which such Convertible Securities or Options are issued), to receive the aggregate number of Convertible Securities or Options which the Holder would have received with respect to the shares of Common Stock issuable upon such exercise (without giving effect to any limitations on such exercise contained in this Warrant) had the Holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to receive such Convertible Securities or Options (or if no such record is taken, the date on which such Convertible Securities or Options were issued).
          (d) Dilutive Issuances.
               (i) Adjustment upon Dilutive Issuance. If, at any time after the Issue Date, the Company issues or sells, or in accordance with Section 4(d)(ii) is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the Exercise Price in effect on the date of such issuance or sale (or deemed issuance or sale) (a “Dilutive Issuance”), then the Exercise Price shall be adjusted so as to equal an amount determined by multiplying such Exercise Price by the following fraction:
               where:

N0 =	the number of shares of Common Stock outstanding immediately prior to the issuance, sale or deemed issuance or sale of such additional shares of Common Stock in such Dilutive Issuance (without taking into account any shares of Common Stock issuable upon conversion, exchange or exercise of any outstanding Options or Convertible Securities (other than the Warrant));

N1 =	the number of shares of Common Stock which the aggregate consideration, if any, received or receivable by the Company for the total number of such additional shares of Common Stock so issued, sold or deemed issued or sold in such Dilutive Issuance (which, in the case of a deemed issuance or sale, shall be calculated in accordance with Section 4(d)(ii)) would purchase at the Exercise Price in effect immediately prior to such Dilutive Issuance; and

N2 =	the number of Common Stock issued, sold or deemed issued or sold in such Dilutive Issuance.
Notwithstanding the foregoing, no adjustments to the Exercise Price shall be made pursuant to this Section 4(d)(i) for any issuance of Excluded Securities.
          (ii) Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under Section 4(d)(i), the following will be applicable:
               (A) Issuance of Options. If the Company issues or sells any Options, whether or not immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options (and the price of any conversion of Convertible Securities, if applicable) is less than the Exercise Price in effect on the date of issuance or sale of such Options (such date being deemed the Exercise Date for purposes hereof), then the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion, exercise or exchange of Convertible Securities, if applicable) shall, as of the date of the issuance or sale of such Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon the exercise of such Options” shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion, exercise or exchange thereof (determined in accordance with the calculation method set forth in Section 4(d)(ii)(B) below) at the time such Convertible Securities first become convertible, exercisable or exchangeable, by (y) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion, exercise or exchange of Convertible Securities, if applicable). No further adjustment to the Exercise Price shall be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion, exercise or exchange of Convertible Securities issuable upon exercise of such Options. To the extent that shares of Common Stock or Convertible Securities are not delivered pursuant to such Options, upon the expiration or termination of such Options, the Exercise Price shall be readjusted to the Exercise Price that would then be in effect had the adjustments made upon the issuance of such Options been made on the basis of delivery of only the number of shares of Common Stock actually delivered.
               (B) Issuance Of Convertible Securities. If the Company issues or sells any Convertible Securities, whether or not immediately convertible, exercisable or exchangeable, and the price per share for which Common Stock is issuable upon such conversion, exercise or exchange is less than the Exercise Price in effect on the date of issuance or sale of such Convertible Securities (such date being deemed the Exercise Date for purposes hereof), then the maximum total number of shares of Common Stock issuable upon the conversion, exercise or exchange of all such Convertible Securities shall, as of the date of the issuance or sale of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. If the Convertible Securities so issued or sold do not have a fluctuating conversion or exercise price or exchange ratio, then for the purposes of the immediately preceding sentence, the “price per share for which Common Stock is issuable upon such conversion, exercise or exchange” shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange thereof (determined in accordance with the calculation method set forth in this Section 4(d)(ii)(B)) at the time such Convertible Securities first become convertible, exercisable or exchangeable, by (B) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. If the Convertible Securities so issued or sold have a fluctuating conversion or exercise price or exchange ratio (a “Variable Rate Security”), then for purposes of the first sentence of this Section 4(d)(ii)(B), the “price per share for which Common Stock is issuable upon such conversion, exercise or exchange” shall be deemed to be the lowest price per share which would be applicable (assuming all holding period and other conditions to any discounts contained in such Variable Rate Security have been satisfied) if the conversion price of such Variable Rate Security on the date of issuance or sale thereof were equal to the actual conversion price on such date (or such higher minimum conversion price if such Variable Rate Security is subject to a minimum conversion price) (the “Assumed Variable Market Price”), and, further, if the conversion price of such Variable Rate Security at any time or times thereafter is less than or equal to the Assumed Variable Market Price last used for making any adjustment under this Section 4(d) with respect to any Variable Rate Security, the Exercise Price in effect at such time shall be readjusted to equal the Exercise Price which would have resulted if the Assumed Variable Market Price at the time of issuance of the Variable Rate Security had been equal to the actual conversion price of such Variable Rate Security existing at the time of the adjustment required by this sentence; provided, however, that if the conversion or exercise price or exchange ratio of a Convertible Security may fluctuate solely as a result of provisions designed to protect against dilution, such Convertible Security shall not be deemed to be a Variable Rate Security. No further adjustment to the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Convertible Securities.

               (C) Change In Option Price Or Conversion Rate. If there is a change at any time in (x) the amount of additional consideration payable to the Company upon the exercise of any Options; (y) the amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange of any Convertible Securities; or (z) the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Stock (in each such case, other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such change shall be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion, exercise or exchange rate, as the case may be, at the time initially issued or sold.
               (D) Calculation Of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold for cash, the consideration received therefor will be the amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, including in the case of a strategic or similar arrangement in which the other entity will provide services to the Company, purchase services from the Company or otherwise provide intangible consideration to the Company, the amount of the consideration other than cash received by the Company (including the net present value of the consideration expected by the Company for the provided or purchased services) shall be the fair market value of such consideration. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. A majority of the independent members of the Company’s Board of Directors shall calculate reasonably and in good faith, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration.
     (e) Major Transactions. If, at any time after the Issue Date, any Major Transaction shall occur, then the Holder shall thereafter have the right to either (i) require the Company to repurchase this Warrant for cash in an amount equal to the value of this Warrant calculated pursuant to the Black-Scholes pricing model (using an expected volatility equal to the 100 day volatility obtained from the hvt function on Bloomberg (provided that if such function yields a volatility that is (x) less than 50%, the expected volatility shall be equal to 50%, or (y) greater than 80%, the expected volatility shall be equal to 80%) or (ii) exercise this Warrant in whole or in part at any time prior to, on or after the record date for the receipt of the consideration payable to the holders of Common Stock and shall be entitled to receive, in lieu of the shares of Common Stock otherwise issuable upon exercise of this Warrant, such shares of stock, securities and/or other assets as would have been issued or payable upon such Major Transaction with respect to or in exchange for the number of shares of Common Stock which would have been issuable upon exercise of this Warrant had such Major Transaction not taken place (without giving effect to any limitations on such exercise contained in this Warrant). The Company shall not effect any Major Transaction unless (1) subsequent to the public disclosure by the Company of such Major Transaction, the Holder has been given written notice of such transaction by the earlier of (A) the date that is 30 days (61 days if, without giving effect to the limitation on exercise contained in

Section 2(f), the Holder would beneficially own more than 9.9% of the Common Stock then outstanding) prior to the date on which such transaction is consummated, and (B) the date that is fifteen (15) days prior to the record date for the determination of the Company’s stockholders entitled to vote with respect to such transaction, and (2) the resulting successor or acquiring entity (if not the Company) assumes by written instrument (in form and substance reasonably satisfactory to the Holder) the obligations of the Company under this Warrant, with such adjustments to the Exercise Price and the securities covered hereby as may be necessary in order to preserve the economic benefits of this Warrant to the Holder. The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of Common Stock authorized and available for issuance upon exercise of this Warrant as of the date of such transaction, and shall similarly apply to successive Major Transactions. For purposes of clarity, a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company shall not itself give rise to the repurchase rights, the Black-Scholes rights nor the notification obligations of the Company described in this Section 4(e).
          (f) Securities or Assets Other Than Common Stock. In the event that at any time, as a result of an adjustment made pursuant to this Section 4, the Holder of this Warrant shall, upon exercise of this Warrant, become entitled to receive securities or assets other than Common Stock; then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such other securities and assets, and thereafter the number of such other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 4.
          (g) Adjustments to Warrant Coverage. Any adjustment made herein that results in an increase or decrease in the Exercise Price shall also effect a proportional decrease or increase, respectively, in the number of Warrant Shares into which this Warrant is exercisable so that the aggregate Exercise Price that the Holder was required to pay in order to exercise this Warrant in full immediately before such adjustment is the same as the aggregate Exercise Price that the Holder is required to pay in order to exercise this Warrant in full immediately after such adjustment.
          (h) Notice Of Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 4 resulting in a change in the Exercise Price by more than one percent (1%), or any change in the number or type of stock, securities and/or other property issuable upon exercise of this Warrant, the Company, at its expense, shall promptly compute such adjustment, readjustment or change and prepare and furnish to the Holder a certificate setting forth such adjustment, readjustment or change and showing in detail the facts upon which such adjustment, readjustment or change is based. The Company shall, upon the written request at any time of the Holder, furnish to the Holder a like certificate setting forth (i) such adjustment, readjustment or change, (ii) the Exercise Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon exercise of this Warrant.
     5. MISCELLANEOUS.
          (a) Failure to Exercise Rights not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof. All rights and remedies of the Holder hereunder are cumulative and not exclusive of any rights or remedies otherwise available. In the event that the Company breaches any of its obligations hereunder to issue Warrant Shares or pay any amounts as and when due, the Company shall bear all costs incurred by the Holder in collecting such amount, including without limitation reasonable legal fees and expenses.
          (b) Notices. Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Warrant shall be in writing and shall be deemed delivered (i) when delivered personally, against written receipt therefor, or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:
If to the Company:
Echo Therapeutics, Inc.
10 Forge Parkway
Franklin, MA 02038
Attn: Chief Financial Officer
Tel: (508) 530-0311
Fax: (508) 553-8760
With a copy (which shall not constitute notice) to:
Drinker Biddle & Reath LLP
One Logan Square
18th & Cherry Streets
Philadelphia, PA 19103
Attn: Stephen T. Burdumy, Esq.
Tel: (215) 988-2700
Fax: (215) 988-2757
If to the Holder:

; or as shall otherwise be designated by such party in writing to the other parties hereto in accordance this Section 5(b).
     (c) Amendments and Waivers. No amendment to this Warrant may be made or given except pursuant to a written instrument executed by the Company and by the Holder. No waiver of any provision of this Warrant may be made except pursuant to a written instrument executed by the party against whom such waiver is sought to be enforced. Any waiver given pursuant hereto shall be effective only in the specific instance and for the specific purpose for which given.
     (d) Transfer of Warrant. The Holder may sell, transfer or otherwise dispose of all or any part of this Warrant (including without limitation pursuant to a pledge) to any Person as long as such sale, transfer or disposition is the subject of an effective registration statement under the Securities Act and applicable state securities laws, or is exempt from registration thereunder, and is otherwise made in accordance with the applicable provisions of the Securities Purchase Agreement. From and after the date of any such sale, transfer or disposition, the transferee hereof shall be deemed to be the holder of the portion of this Warrant acquired by such transferee, and the Company shall, as promptly as practicable (but in no event later than three Business Days from the date it receives notice thereof), issue and deliver to such transferee a new Warrant identical in all respects to this Warrant, in the name of such transferee. The Company shall be entitled to treat the original Holder as the holder of this entire Warrant unless and until it receives written notice of the sale, transfer or disposition hereof.
     (e) Lost or Stolen Warrant. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant identical in all respects to this Warrant.
     (f) Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.
     (g) Successors and Assigns. The terms and conditions of this Warrant shall inure to the benefit of and be binding upon the respective successors (whether by merger or otherwise) and permitted assigns of the Company and the Holder. The Company may not assign its rights or obligations under this Warrant except as specifically required or permitted pursuant to the terms hereof; provided, however, for purposes of clarity, except in connection with or in furtherance of any migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.
[Signature Page to Follow]

     IN WITNESS WHEREOF, the Company has duly executed and delivered this Warrant as of the Issue Date.

ECHO THERAPEUTICS, INC.
By:
Patrick T. Mooney, M.D.
Chief Executive Officer

EXHIBIT A to WARRANT
EXERCISE NOTICE
     THIS EXERCISE NOTICE is being delivered by the undersigned to exercise the Warrant No.                     , dated March 24, 2008 (the “Warrant”), issued by ECHO THERAPEUTICS, INC., a Minnesota corporation (the “Company”), to the undersigned holder of the Warrant (the “Holder”).
1.	The Holder hereby irrevocably exercises the Warrant to purchase shares of the Company’s Common Stock, par value $0.01 per share (the “Warrant Shares”).

2.	The Exercise Price (as defined in the Warrant) as of the date of this Exercise Notice is $ .

3.	The Holder intends that payment of the Exercise Price be made as:

a Cash Exercise with respect to Warrant Shares; and/or

a Cashless Exercise with respect to Warrant Shares.

4.	If the Warrant Shares are to be issued to a nominee of the Holder, the name of such nominee is .
Date:                                   ,  20

Name of Holder

By:
Name:
Title:
Holder Requests Delivery to be made: (check one)
By Delivery of Physical Certificates to the Following Address:

Through Depository Trust Corporation (Account                     )